UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2004

FLIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16505 SW 72nd Avenue

Portland, Oregon 97224

(503) 684-3731

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

FLIR Systems, Inc. (the “Company”) has entered into a Purchase and Sale Agreement with Mentor Graphics Corporation (“Seller”) dated November 5, 2004, to purchase a 99,168 square foot office building and related land located in Wilsonville, Oregon. The purchase price for the property is $10,250,000, payable in cash at closing, which is scheduled to occur January 3, 2005.

The agreement contains customary representations of both parties and is subject to customary contingencies, including Seller’s completion of a partitioning of the property from the remainder of its office campus. The partitioning requires the creation of utility and access easements to serve the subject property, and is expected to be completed on or before the scheduled closing date.

A portion of the subject property is subject to a lease to In Focus Corporation, which expires on December 31, 2004. The Company has the right to negotiate a lease renewal prior to closing.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

10.1	Purchase and Sale Agreement dated November 5, 2004 by and between FLIR Systems, Inc. and Mentor Graphics Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on November 10, 2004.

FLIR SYSTEMS, INC.
(Registrant)

By	/s/ Stephen M. Bailey
Stephen M. Bailey
Sr. Vice President, Finance and
Chief Financial Officer